UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No. 1 on Form 8-K/A, or the Amended 8-K, is being filed as an amendment to the Current Report on Form 8-K filed by Polar Power, Inc., or the Company, with the Securities and Exchange Commission on December 21, 2022, or the Original 8-K. The purpose of this Amended 8-K is to disclose the Company’s decision regarding how frequently it will conduct future stockholder non-binding advisory votes to approve the compensation of the Company’s named executive officers. No other changes are being made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, at the Company’s Annual Meeting of Stockholders held on December 21, 2022, a majority of the Company’s stockholders that voted on the matter indicated a preference to hold, on a non-binding advisory basis, the Company’s future non-binding advisory votes on executive compensation, or say on pay votes, every three years. After taking into consideration the foregoing voting results and the Board of Directors’ prior recommendation in favor of every three years say on pay votes as set forth in the Company’s proxy statement for the Company’s 2022 Annual Meeting of Stockholders, and consistent with the stockholder voting results, the Board has determined that the say on pay vote will be conducted once every three years, until the next stockholder vote on say on pay frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2023

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary